Exhibit 99.1

SOURCECORP, Incorporated Updates Prior Guidance; Comments on New Business Wins

DALLAS, Texas (October 27, 2004) – SOURCECORP, Incorporated (NASDAQ: SRCP) today announced that it will not be releasing earnings for the period ended September 30, 2004 on schedule due to the previously announced investigation at one of its operating subsidiaries. In lieu of that earnings release, and the conference call that typically accompanies the earnings release to update investors on the Company and its business, the Company is issuing this press release.

Financial Update and Guidance

The Company is hereby withdrawing its prior guidance on full-year 2004 revenues, earnings and operating cash flow as a result of the uncertainties connected with the current investigation and any adjustments that may result from that investigation. However, the Company is providing guidance for the second half of 2004 relating to its continuing operations. The following guidance specifically includes a reduction of $.06 per share related to the Company’s estimate of the cost of the investigation during such period, but specifically excludes other adjustments that might result directly, or indirectly, from such investigation.

For the period July 1, 2004 through December 31, 2004, the Company expects revenue from continuing operations to approximate $190 to $195 million and related earnings per share from continuing operations to approximate $.50 to $.58. Estimated operating cash flow for the same period is expected to approximate $20 million to $25 million. In addition, the Company expects to incur an additional $.02 to $.04 loss per share from discontinued operations during the same period in connection with the Company’s previously reported divestiture program.

New Business Wins

New business wins during the quarter ended September 30, 2004 remained strong and again, for the third straight quarter, exceeded $50 million of total contract value closed (“contract value closed” includes life of contract revenue expected under new contracts with new customers or existing customers and under contract renewals). Third quarter new business wins reflect a significant increase over both 2002 and 2003 average quarterly new business wins of approximately $30 million per quarter, and are consistent with new business wins for 2004’s previously reported quarters. Management expects 2004 to be a record year for new business wins, positioning the company with a strong backlog of work for future years.

About SOURCECORP®

SOURCECORP, Incorporated provides business process outsourcing solutions and specialized high value consulting services to clients throughout the U.S. SOURCECORP focuses on business processes in information-intensive industries including healthcare, legal, financial services, government and transportation & logistics. Headquartered in Dallas, the Company serves clients throughout the United States through a network of locations in the U.S., Mexico and India. SOURCECORP is a component of both the S&P SmallCap 600 Index and the Russell 2000 Index.

For more information about SOURCECORP’s solutions visit the SOURCECORP website at www.srcp.com.

The statements in this press release that are not historical fact are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements. These forward-looking statements include, but are not limited to, the statements relating to the anticipated impact of adjustments to our restated financial statements and our ongoing investigation, any financial estimates, projections, and estimates of future contract values included in this press release. The aforementioned risks and uncertainties include, without limitation, the uncertainty of completing our investigation in a timely manner and the actual costs and results of such investigation, the effect of our investigation and financial statement restatement on the trading price of our stock, the risks of integrating our operating companies, of the timing and magnitude of technological advances, of the occurrences of a diminution in our existing customers’ needs for our services, of a change in the amount companies outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in SOURCECORP’s filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K. SOURCECORP disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise, except as required by law.

Contact SOURCECORP: Barry Edwards, EVP & Chief Financial Officer: 214.740.6690